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                                                                    EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION

        JOHN S. CAIN and JOHN F. GLADE certify that:

         1. They are the President and Secretary, respectively, of ALPHA MICROSYSTEMS, a California corporation.

         2. The Articles of Incorporation of this corporation are hereby amended to add a new Article V as follows:

                                   "ARTICLE V

         A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law as currently or hereafter in effect.

         B. The Corporation may indemnify each of its agents (as defined in Section 317 of the California Corporations Code of California) whether by bylaw, agreement, or otherwise, in excess of that expressly permitted by
     Section 317, subject to the applicable limitations set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

         C. Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such repeal or modification.

         D. This Article V shall be deemed to be amended by any modification of the California Corporations Code increasing the scope of indemnification rights which a corporation may authorize in its articles of incorporation".

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the Amendment was 3,172,900, the favorable vote of a majority of such shares is required to approve the Amendment, and the number of such shares voting in favor of the Amendment exceeded the required vote.


                                                /s/ JOHN S. CAIN
                                                ------------------------
                                                JOHN S. CAIN, President


                                                /s/ JOHN F. GLADE
                                                ------------------------
                                                JOHN F. GLADE, Secretary


         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

         Executed at Santa Ana, California on September 29, 1988.


                                                /s/ JOHN S. CAIN
                                                ------------------------
                                                JOHN S. CAIN, President


                                                /s/ JOHN F. GLADE
                                                ------------------------
                                                JOHN F. GLADE, Secretary